                                                                    EXHIBIT 10.1





                             CONTRIBUTION AGREEMENT

                               TABLE OF CONTENTS


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
Section 1. Sale and Purchase of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-

         1.1     Sale and Purchase of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-

         1.2     Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-

1.3      Capital Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

         1.4     Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

         1.5     Included Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-

         1.6     Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

Section 2. Additional Investment; Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

         2.1     Additional Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

         2.2     Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

Section 3. Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

         3.1     By BRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-

         3.2     By Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

         3.3     By The Voting Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-

         3.4     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

Section 4. Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

         4.1     Conditions Precedent to BRT Obligations on the Closing Date  . . . . . . . . . . . . . . . . . . .  -18-

         4.2     Conditions Precedent To Sellers and the Voting Trust Obligations on the Closing Date . . . . . . .  -19-

         4.3     Mutual Conditions Precedent of the Parties on the Closing Date . . . . . . . . . . . . . . . . . .  -20-


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
Section 5. Operations Prior to Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

         5.1     Property Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

         5.2     Casualty or Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

Section 6. Closing; Closing Deliveries; Adjustments; Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

         6.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

         6.2     Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

         6.3     Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-

         6.4     Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-

         6.5     Indemnification for Seller's Tax Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section 7. Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

         7.1     BRT Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

         7.2     Mutual Covenant - Best Efforts To Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

         7.3     Morgan Stanley Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section 8. Matters to be Completed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

         8.1.    Matters to be Completed. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section 9. Sellers' Or Voting Trust's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

         9.1     Sellers' or Voting Trust's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section 10. General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

         10.2    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

         10.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

         10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

         10.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

         10.6    Section Headings, Captions and Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

         10.7    Amendments. Modifications and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

         10.9    Liability of Trustees, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

         10.10   Non-Recourse.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

         10.11   Exhibits Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

                             CONTRIBUTION AGREEMENT


                 THIS AGREEMENT is made as of the 6th day of November, 1996 by and among BRANDYWINE REALTY TRUST, a Maryland real estate investment trust ("BRT"), GREENWOOD SQUARE CORPORATION, a Delaware corporation ("Greenwood"), BCBC HOLDING COMPANY, a Delaware corporation ("BCBC"), 500 NORTH GULPH ROAD HOLDINGS, INC., a Pennsylvania corporation ("North Gulph") (Greenwood, BCBC and North Gulph are herein sometimes collectively called "Sellers" and individually, a "Seller") and, RAI REAL ESTATE ADVISERS, INC., ("RAI") as the voting trustee of a voting trust dated as of November 6, 1996 executed by the Commonwealth of Pennsylvania State Employes' Retirement System ("SERS") as shareholder and by RAI as voting trustee (the "Voting Trust")


                                    RECITALS


                 A. Greenwood is the owner of the fee estate in property known as Greenwood Square, located in Bensalem Township, Bucks County, Pennsylvania, more fully described in EXHIBIT "A" attached hereto (the "Greenwood Property").

                 B. BCBC is the owner of the fee estate in property known as Bucks County Business Park, located partly in Middletown Township and partly in Falls Township, Bucks County, Pennsylvania, more fully described in "EXHIBIT "B" attached hereto (the "BCBC Property").

                 C. North Gulph is the owner of the fee estate in property known as 500 North Gulph Road, located in Upper Merion Township, Montgomery County, Pennsylvania, more fully described in EXHIBIT "C" attached hereto (the "North Gulph Property"). The Greenwood Property, the BCBC Property and the North Gulph Property are herein collectively called the "Properties" and individually a "Property."

                 D. SERS is directly or indirectly the beneficial owner of all of the capital stock of Sellers and has the sole economic interest in the Voting Trust.

                 E. BRT is a real estate investment trust and general partner of Brandywine Operating Partnership, L.P., a Delaware limited partnership ("BRT OP"), which owns certain office and other properties.

                 F. The parties wish to enter into this Agreement to provide for the sale by Sellers for the account of the Voting Trust of the Properties, the purchase of the Properties by BRT or its designated affiliate, the investment of funds by Voting Trust in BRT and certain other matters as herein set forth.


                              TERMS AND CONDITIONS


                 NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                   SECTION 1. SALE AND PURCHASE OF PROPERTIES

                 1.1 Sale and Purchase of Properties. On the Closing Date, each Seller will sell and convey to BRT OP (or any subsidiary of BRT OP) the Property of such Seller and BRT will purchase the Properties from Sellers, for the consideration, on the terms and subject to the conditions of this Agreement.

                 1.2 Consideration. The purchase price ("Purchase Price") for the Properties shall be THIRTY MILLION THREE HUNDRED THOUSAND DOLLARS ($30,300,000), payable as follows:

                          (a)     At Closing, BRT shall pay to Sellers
$26,500,000 by issuing to Voting Trust (or to its designee) preferred shares with the terms set forth in the Articles Supplementary attached hereto as EXHIBIT "D-1" ( the "Property Shares") that are convertible into 4,818,182 common shares of beneficial interest (par value $.01) of BRT, as adjusted for any share splits, reverse share splits, share dividends or similar transactions (the "Common Shares"). The Property Shares shall be subject to a Standstill Agreement in the form attached as EXHIBIT "D-2". References in this Agreement to designees of the Voting Trust or Sellers shall be limited to designees that are not prohibited by the Standstill Agreement.

                          (b)     On June 30, 1998, BRT will pay to Sellers (or
to their designee) $2,500,000.

                          (c)     On December 31, 1999, BRT will pay to Sellers
(or to their designee) $1,300,000. The sums payable pursuant to this clause (c) and the preceding clause (b) in the total amount of $3,800,000 are herein jointly called the "Deferred Purchase Price." Each installment of the Deferred Purchase Price shall be paid by BRT in cash, or, at the option of BRT, by BRT issuing to the Voting Trust (or to its designee) either Common Shares (if a Secondary Offering as defined in Section 1.2 of the Securities Purchase Agreement (defined below) shall have occurred) or Property Shares that are convertible into a number of Common Shares, equal to the applicable portion of the Deferred Purchase Price divided by the greater of the Market Value or Book Value Per Share.

                                  The term "Book Value Per Share" as used herein
means, as of any date, (i) the total beneficiaries' equity as shown on BRT's consolidated balance sheets as of the fiscal quarter end immediately prior to the applicable date (with appropriate adjustment for any material events subsequent thereto) prepared in accordance with the published rules and regulations of the Securities and Exchange Commission (the "SEC") and generally accepted accounting principles applied on a consistent basis (as adjusted to reflect the consideration received by BRT upon the Exercise (defined below) of any Convertible Securities (defined below) which are included in the computation in (ii) below), divided by (ii) the sum of the number of Common Shares outstanding on such date plus the number of Common Shares issuable upon the exercise, conversion or exchange (collectively, "Exercise") of outstanding options, warrants, preferred shares and other convertible securities or similar rights (collectively, "Convertible Securities") to the extent that the consideration payable upon the exercise of such Convertible Securities is less than the Market Value of the Common Shares issuable upon such Exercise.

                                  The term "Market Value" as used herein means,
as of any date, (the "Valuation Date") the average of the closing per share sale price(s) of the Common Shares for the period of twenty consecutive trading days ending on the trading day immediately preceding the Valuation Date as such prices are reported by the principal United States securities exchange on which the Common Shares are then traded or, if the Common Shares are not then traded on any such exchange, the closing per share sale price (or the average of the quoted per share closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not then quoted on NASDAQ or any comparable system, the average of the closing per share bid and asked prices as furnished by any member of the NASD selected by the Board of Trustees of BRT.

                 1.3 Capital Escrow. At Closing, North Gulph will deposit into escrow the sum of $315,000 (the "North Gulph Capital Escrow"), BCBC will deposit into escrow the sum of $90,000 (the "BCBC Capital Escrow") and Greenwood will deposit into escrow the sum of $950,000 (the "Greenwood Capital Escrow"), each on the terms and conditions of the Capital Escrow Agreement attached hereto as EXHIBIT "E".

                 1.4 Deposit. Upon the execution of this Agreement, BRT will deposit in escrow with Commonwealth Land Title Insurance Company ("Deposit Escrowee")the sum of $100,000,(such sum and all earnings thereon are herein called the "Deposit"). The Deposit will be held by Deposit Escrowee in an interest bearing account of a bank, savings bank or savings and loan association the accounts of which are insured by an agency of the United States government, pursuant to an Escrow Agreement in the form attached as EXHIBIT "T" (the "Deposit Escrow Agreement"). If BRT shall fail to consummate Closing in accordance with this Agreement or shall fail to observe or perform its covenants or obligations hereunder to be observed or performed at or prior to Closing, the Deposit will be paid to Sellers and Voting Trust on account of the purchase price or as liquidated damages for such failure at the option of Sellers, provided, however, that unless such failure to consummate Closing constitutes a breach of BRT's covenant under subsection 7.2 hereof, Sellers and the Voting Trust will retain the Deposit as Sellers' and the Voting Trust's sole and exclusive remedy hereunder. If Closing occurs, the Deposit will be returned to BRT. If Closing does not occur by reason of the failure of one or more conditions to Closing (which failure does not result from the default of BRT hereunder) or if either party is permitted to and shall terminate this Agreement as provided in Section 8, then the Deposit will be returned to BRT.

                 1.5 Included Assets. References in this Agreement to a Property shall include:

                          (a)     Real Property. Fee simple interest in such
Property, and all of the easements, licenses, rights of way, (including, without limitation, easements, licenses and rights of way for signage), privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining there to, and inuring to the benefit of said land (hereinafter collectively referred to as the "Premises"); and

                          (b)     Personal Property. All equipment, fixtures,
machinery and personalty of every description attached to or used in connection with the Premises, including, without limitation, furniture, fixtures, fittings, supplies, apparatus, equipment, machinery, and all other items of tangible and intangible personal property and replacements thereof, if any, affixed or attached to or located on or about the Premises (including, without limitation, all heating, lighting, plumbing, water, sewer, ventilating, exhaust, electrical, gas, refrigeration, air-conditioning, communication, fire protection, security, disability and life/safety fixtures, equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment; all incinerating, disposal, cleaning, maintenance, janitorial, snow removal and landscaping equipment; all fuels; all appliances; (limited, in the case of personal property to the right, title and interest of Seller's therein, and excluding property of tenants of the Properties but including all right, title and interest of Sellers in such property of tenants); and all assignable intangible personal property owned by Sellers and used in connection with the ownership, operation and maintenance of the Premises, including without limitation, all contract rights, guaranties and warranties of any nature, architects, engineers, surveyors' or other real estate professionals' plans, specifications, certifications, contracts, reports, data or other technical descriptions, reports or audits, and all marketing materials ("Contract Documents"), all governmental permits, licenses, certificates, and approvals in connection with the ownership of the Premises ("Licenses"), all escrow accounts, deposits, instruments, documents of title, general intangibles, and business records pertaining to the Premises, and all of Seller's rights, claims, and causes of action if any, to the extent they are assignable, under any warranties and/or guarantees of manufacturers, contractors or installers, rights against others relating to the Premises or the operation or maintenance thereof, including to the extent applicable, any warranties from any previous owners of the Premises (hereinafter collectively referred to as "Personal Property"); and

                          (c)     Leases. All leases, licenses (to the extent
transferable) and other occupancy agreements for any part of the Premises, if any, and all prepaid rent and unapplied security deposits (the "Leases"):

                          (d)     Right to Names. Any right, title and interest
of Seller in and to the trade names printing styles, trademarks and logos ("Names").

                 1.6      Assumption of Liabilities.

                          (a)     At the Closing, BRT shall assume and agree to
pay, perform and discharge, when due, each of the following obligations and liabilities of Sellers and/or their affiliates relating to the Properties (the "Assumed Liabilities"):

                                  (i)      the liabilities and obligations of
Sellers to be performed or discharged after the Closing pursuant to the Leases;

                                  (ii)     payment of real estate taxes and
utility bills accruing prior to Closing with respect to the Properties as to which BRT receives a credit at Closing, to the extent of such credit.

                          (b)     Excluded Liabilities. Except as expressly
provided in this Agreement, BRT shall not assume or be responsible for any liabilities or obligations of Sellers or their respective affiliates of any nature whatsoever, whether or not relating to the Properties. Sellers and their respective affiliates, as applicable, shall remain responsible for such excluded liabilities and obligations.

                   SECTION 2. ADDITIONAL INVESTMENT; WARRANT

                 2.1 Additional Investment. The Voting Trust and BRT are contemporaneously herewith entering into a Securities Purchase Agreement (the "Securities Purchase Agreement") providing for the investment by Voting Trust of $10.5 million in shares of BRT, at the times and on the terms and conditions set forth in the Securities Purchase Agreement.

                 2.2 Warrant. At Closing as additional consideration for the Properties, BRT will issue to the Voting Trust a warrant for the purchase of 400,000 Common Shares, as adjusted for any share splits, reverse share splits, share dividends or similar transactions (the "Warrant"), on the terms and subject to the conditions of the form of Warrant attached hereto as EXHIBIT "F". The value of the Warrant is $56,000.00.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                 3.1 By BRT. BRT hereby represents and warrants that, except as disclosed in the Disclosure Letter (as defined in the Securities Purchase Agreement) or the Company SEC Reports (defined below) or in any exhibit or schedule hereto:

                          (a)     Organization: Authority. BRT is a real estate
investment trust duly formed, validly existing and in good standing under the laws of the state of Maryland with all the necessary trust power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted, BRT is duly qualified to do business and is in good standing as a foreign business trust or partnership in each jurisdiction where the character of its properties or assets and the nature of its business requires it to be so qualified. BRT has the requisite trust authority to enter into and perform this Agreement and all other documents and agreements to be executed by it in connection with the transactions contemplated by this Agreement.

                          (b)     Due Authorization; Binding Agreement. The
execution, delivery and performance of this Agreement and all other documents and agreements to be executed by BRT in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of BRT. This Agreement and all other documents and agreements to be executed by BRT in connection with the transactions contemplated by this Agreement have been and will be duly executed and delivered by BRT and constitute the legal, valid and binding obligations of BRT enforceable against BRT in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditor's rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                          (c)     Consents and Approvals. No consent, waiver,
approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by BRT in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be executed by BRT in connection with the transactions contemplated by this Agreement that has not been heretofore obtained, other than the filing with and approval of the American Stock Exchange of a listing application with respect to the Common Shares and the filing of the Articles Supplementary with the State Department of Assessments and Taxation of Maryland.

                          (d)     No Violation. None of the execution, delivery
or performance of this Agreement or any other document or agreement to be executed by BRT in connection with the transactions contemplated by this Agreement does or will, with or without the giving of notice, lapse of time or both, violate, conflict with or constitute a default under any term or provision of the organizational documents of BRT or any other agreement to which BRT is a party or by which it is bound or any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to BRT, or by which it or its assets or properties are bound or result in the creation of any lien or other encumbrance upon the assets or properties of BRT.

                          (e)     Compliance with Laws and Recorded
Declarations. To the best of BRT's knowledge, BRT and each of its subsidiaries has complied with all laws (including, without limitation, the Americans with Disabilities Act of 1990) and requirements of insurance bodies applicable to the ownership, leasing, use and operation of its or their real properties (collectively, the "BRT Properties"), including, without limitation, parking and building setback requirements, and has performed all work and secured all required material consents and approvals and obtained and fully paid for all material licenses, permits, certificates, entitlements, grants of right and any other items and documents required by applicable law, by contract, or as a condition of any approval granted by the applicable municipal authority, required of BRT or its subsidiaries for the completion, ownership, leasing, use and occupancy of its or their properties, including but not limited to final certificates of occupancy for each of the current tenancies at such properties (other than where construction of tenant improvements for new tenancies is not yet completed or applications remain pending), except where the failure to so comply or obtain would not have a material adverse effect on BRT and its subsidiaries taken as a whole. Such licenses, permits, certificates, entitlement, grants of right and other items and documents are in full force and effect. Neither BRT or any of its subsidiaries have taken any action that would (or failed to take any action, the omission of which would) result in the revocation or suspension of such licenses, permits, certificates, entitlements, grants of right and other items and documents, and neither BRT nor any of its subsidiaries have received any notice of any violation from any federal, state or municipal entity or notice of an intention by any such governmental entity to revoke any certificate of occupancy or other certificate, license, permit, entitlement or grant of right issued by it in connection with the ownership, use and occupancy of any of its or their properties that in each case has not been cured or otherwise resolved to the satisfaction of such governmental entity. To the best of BRT's knowledge, (i) any and all charges (including condominium fees, to the extent applicable) and other assessments under declarations and like agreements to which any of the BRT Properties are subject have been paid and no special assessments thereunder against any of the BRT Properties are pending, and (ii) all consents and approvals required to be obtained under such declarations and like agreements with respect to the BRT Properties have been obtained.

                          (f)     Litigation. The SEC Reports(defined below),
the Registration Statements (defined below) and/or the Disclosure Letter (as defined in the Securities Purchase Agreement) list all material pending or, to BRT's knowledge, threatened litigation involving BRT and its subsidiaries. Except as so disclosed, there is no pending or, to the knowledge of BRT, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby, or affecting in any material adverse respect BRT or any subsidiary or the business, properties, assets, operations, prospects or condition (financial or otherwise) of BRT and its subsidiaries taken as a whole, nor is there, to the knowledge of BRT, any basis for any such suit, action, litigation, proceeding, inquiry or investigation.

                          (g)     Brokers. No brokers or finders have been
employed or engaged by BRT or any of its subsidiaries with respect to the transactions contemplated by this Agreement or any other document or agreement to be executed in connection with the transactions contemplated by this Agreement.

                          (h)     SEC Reports. Since January 1, 1995, BRT and
its subsidiaries have timely filed all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "1933 Act"), including without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all reports on Form 8-K and (iv) all proxy statements relating to meetings of stockholders (whether annual or special) and (v) all information incorporated by reference into any of the foregoing (collectively, as amended to date, together with the Registration Statements (defined below) referred to herein as the "Company SEC Reports"). The Company SEC Reports were prepared in all material respects in accordance with and complied in all material respects with the requirements of applicable law, including the Exchange Act and the 1933 Act and the applicable rules and regulations of the SEC thereunder, and the Company SEC Reports did not at the time they were filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. BRT has not filed any registration statements with the SEC at any time within the last three years other than (i) Registration Statement on Form S-8 dated October 16, 1996 and (ii) Registration Statement on Form S-11 dated October 11, 1996 (collectively the "Registration Statements"). BRT has delivered to Voting Trust prior to the date hereof true and correct copies of all Company SEC Reports and any other reports and documents filed with the SEC since January 1, 1995.

                          (i)     Financial Statements. Each of the
consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) have been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except in the case of the unaudited financial statements, as permitted by Form 10-Q of the SEC), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of BRT and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to year-end adjustments (consisting only of normal recurring accruals)), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of BRT and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated. Since December 31, 1995, the

Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements.

                          (j)     Environmental Matters. Neither BRT nor its
subsidiaries have (a) caused any substance or waste that is listed or defined as hazardous or toxic under applicable environmental laws or petroleum products (collectively, "Hazardous Materials") to be improperly maintained or disposed of on, under or at any of its or their properties, or any part thereof in a manner which violates, or could give rise to liability under, applicable environmental laws, or (b) failed to remediate, alter, mitigate or abate any condition required to be remediated, altered, mitigated or abated under such environmental laws, to the extent BRT or its subsidiaries have been notified of the existence of a condition required to be remediated, altered, mitigated or abated. Except as set forth in the environmental site assessments provided by BRT to Sellers or disclosed in the Company SEC Reports: (1) to the best of BRT's knowledge, each of its properties, and the properties of its subsidiaries, is in compliance, and has heretofore complied, with all environmental laws in all material respects, (2) to the best of BRT's knowledge, there has been no discharge of Hazardous Materials by any tenant of any property of BRT or its subsidiaries, or by any other person or property in, to or under any property of BRT or its subsidiaries, in either case in quantities requiring response, remediation or removal, and (3) BRT has not received any written notice from any governmental unit or other person that it or its subsidiaries, or any of its or their properties or operations conducted thereon, are not or have not been in compliance with the environmental laws.

                          (k)     Absence of Undisclosed Liabilities and
Contractual Obligations. Except for (i) liabilities disclosed in the financial statements referred to in subsection 3.1 (i) or in the SEC Reports, (ii) liabilities arising in the ordinary course of business which, if material (individually or in the aggregate), are disclosed in EXHIBIT "G" attached hereto (the "BRT Disclosure Schedule"), (iii) liabilities at the date hereof which are specifically disclosed or otherwise reflected in the Exhibits attached to this Agreement and (iv) current liabilities incurred in the ordinary course of business after the date hereof, no BRT Property is subject to liabilities of any nature, whether matured or unmatured, fixed or contingent, which could reasonably be expected to have, individually or in the aggregate, a material adverse effect upon such property. There are no Significant Agreements relating to the BRT Properties, or their operations other than as set forth in the BRT Disclosure Schedule. No indebtedness secured by a lien upon any of the BRT Properties is cross-defaulted and/or cross-collateralized with any other properties other than among the BRT Properties. For purposes hereof, "Significant Agreement" means and includes any of the following by which any of the BRT Properties may otherwise be subject or bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

                                  (A)      all agreements, instruments and
documents (excluding tenant leases referred to in subsection 3.1(l) of this Agreement and easements and documents providing for the assessment of common charges or related fees that are included in the Permitted Exceptions) evidencing, securing or pertaining to contractual obligations that relate to the ownership or operation of any of the BRT Properties; and

                                  (B)      all mortgages.

                          (l)     Tenant Leases. The rent rolls attached hereto
as EXHIBIT "H" (the "BRT Rent Rolls") list each of the leases currently in effect with respect to the BRT Properties as the same have been amended or modified (the "BRT Leases"); there are no leases, licenses or other rights of occupancy affecting any of the BRT Properties except for the BRT Leases. BRT has made available to the Voting Trust complete copies of all of the documents that constitute the BRT Leases. The BRT Leases are in full force and effect and, except as set forth on the applicable BRT Rent Roll, (A) to the best of BRT's knowledge, no uncured Event of Default (as defined in such Leases), has occurred and is continuing under any such Lease, no tenant has asserted a defense to, offset or claim against its rent or the performance of its obligations under its Lease and no tenant has asserted a default on the part of the landlord which would give it the right to terminate its Lease or set off against rent, (B) there are no rights of first refusal on, or options to purchase, any of the BRT Properties, or any right to a participation interest (whether of profits, sale or refinancing proceeds, or calculated based on fair market value) with respect to any such property, in favor of any tenant, (C) no proposed modifications to any BRT Lease that would reduce (i) the space leased to any tenant, (ii) the amount of any tenant's rent or (iii) the term of any lease, (D) no free rent or other rent concession is due any tenant under the BRT Leases for periods after the Closing Date, (E) no landlord under a BRT Lease is required to provide tenant improvements or refurbishments with respect thereto after the Closing Date (other than any tenant improvements that the landlord may be required to construct if an expansion option provided in a BRT Lease is exercised), and (F) no tenant under a BRT Lease has the option to terminate its lease prior to the stated expiration date. Except for (i) security deposits or (ii) the first full month's rent, whether or not the term of a Lease has commenced, no prepayments of rent more than thirty (30) days in advance have been made under the BRT Leases. All decorating, repairs, alterations or other work performed by the landlord under each of the BRT Leases prior to the date hereof, or the cost of any such work performed by the tenant and to be reimbursed by the landlord prior to the date hereof, has been performed or reimbursed, as applicable. No rent or security deposits under the BRT Leases have been assigned or encumbered, except as security for the mortgages noted in the BRT Disclosure Schedule, and there are no agreements or understandings, written or oral, with any of the tenants other than as set forth in the BRT Leases or otherwise set forth on the BRT Rent Rolls. All brokerage commissions and other compensation and fees payable by reason of the BRT Leases have been paid in full, except as set forth in the BRT Disclosure Schedule.

                          (m)     Reassessments. Each of the BRT Properties has
been fully assessed and is not subject to abatement. To the best of BRT's knowledge, there are no proposed reassessments of any of the BRT Properties by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings (other than county-wide reassessments and/or the usual increases in millage rates that may be under consideration by the taxing authorities in the jurisdictions where the BRT Properties are located) that could reasonably be expected to give rise to an increase in real property taxes or assessments against any of the BRT Properties.

                          (n)     Property Improvements. To the best of BRT's
knowledge, except as disclosed in any engineering studies or reports obtained by or delivered to Sellers in connection with this transaction prior to the date hereof, the improvements at the BRT Properties are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other material damage which has not been repaired in all material respects. To the best of BRT's knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements included in the BRT Properties, or any other defects, soil conditions or deficiencies which, in the aggregate, would materially adversely affect the value of such properties taken as a whole.

                          (o)     Condemnation or Governmental Proceedings. No
eminent domain, condemnation, incorporation, annexation or moratorium or similar proceeding has been commenced or, to the best of BRT's knowledge, threatened by an authority having the power of eminent domain to condemn any part of the BRT Properties. To the best of BRT's knowledge, there are no pending or threatened governmental rules, regulations, plans, studies or efforts, or court orders or decisions, which do or could adversely effect the use or value of the BRT Properties for their present use.

                          (p)     Insurance. EXHIBIT "I" attached hereto lists
the insurance policies relating to the BRT Properties or any part thereof carried by BRT; all such policies are in full force and effect, and will be continued or renewed with the existing coverages and policy limits until the Closing Date, and all premiums thereunder have been paid to the extent due, and will be paid until the Closing Date; and no notice of cancellation has been received with respect thereto and, to the best knowledge of BRT, no cancellation is threatened.

                          (q)     FIRPTA. BRT is neither a "foreign person"
within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446 of the Code.

                          (r)     Taxes. BRT (i) has filed or has had filed on
its behalf all Tax Returns (as defined below) on a timely basis which are required to be filed as of the date hereof, and such Tax Returns are correct and complete, (ii) has paid or has had paid on its behalf on a timely basis all Taxes (as defined below) shown to be due on such Tax Returns and (iii) with respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, has made due and sufficient current accruals for such Taxes in its books and records in accordance with generally accepted accounting principles. For purposes of this subsection, "Tax" shall mean any Federal, state or local tax of any kind whatsoever, including any interest or penalty, and "Tax Return" shall mean any return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes.

                          (s)     No Defaults. All payments of principal and
interest on all mortgage indebtedness respecting the BRT Properties are current as of the date hereof. Neither BRT nor BRT OP is in default of any loan secured by any of the BRT Properties or any other Significant Agreement and, to the best of BRT's knowledge, no event has occurred which with the giving of notice or passage of time would become a default under any such loan or under any such Significant Agreement.

                          (t)     Ownership of BRT Properties. The properties
constituting the BRT Properties are listed on EXHIBIT "J" attached hereto. BRT and BRT OP each owns the interest in each of the BRT Properties indicated on EXHIBIT "J".

                 3.2 By Sellers. Sellers hereby represent and warrant that, except as disclosed in any exhibit or schedule to this Agreement:

                          (a)     Organization: Authority. Each of the Sellers
is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of the Sellers is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties or assets and the nature of its business requires it to be so qualified. Each Seller has the requisite authority to enter into and perform this Agreement.

                          (b)     Due Authorization; Binding Agreement. The
execution, delivery and performance of this Agreement and all other documents and agreements to be executed by Sellers in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of each Seller. This Agreement and all other documents and agreements to be executed by Sellers in connection with the transactions contemplated by this Agreement have been and will be duly executed and delivered by Sellers and constitute the legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditor's rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                          (c)     Consents and Approvals. Except for the consent
of CoreStates Bank N.A. with respect to the sale of the North Gulph Property (which consent Sellers shall obtain, by a pay down of related debt, if required), no consent, waiver, approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by any Seller in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be executed by Sellers in connection with the transactions contemplated by this Agreement that has not been heretofore obtained.

                          (d)     No Violation. None of the execution, delivery
or performance of this Agreement or any other document or agreement to be executed by any Seller in connection with the transactions contemplated by this Agreement does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (a) the organizational documents of any Seller or any other agreement to which any Seller is a party or by which it is bound or (b) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to any Seller, or by which it or they or its or their assets or properties are bound or (ii) result in the creation of any lien or other encumbrance upon the assets or properties of any Seller, other than in favor of BRT.

                          (e)     Ownership of the Properties. The Properties
are owned by their respective Seller in fee simple and, to the best of Sellers' knowledge, title thereto is subject only to the Permitted Exceptions (defined below).

                          (f)     Compliance with Laws and Recorded
Declarations. To the best of Sellers' knowledge, each of the Sellers has complied with all laws (including, without limitation, the Americans with Disabilities Act of 1990) and requirements of insurance bodies applicable to the ownership, leasing, use and operation of the Properties, including, without limitation, parking and building setback requirements, and has performed all work and secured all required consents and approvals and obtained and fully paid for all material licenses, permits certificates, entitlements, grants of right and any other items and documents required by applicable law, by contract, or as a condition of any approval granted by the applicable municipal authority, required of any of the Sellers for the completion, ownership, leasing, use and occupancy of the Properties, including but not limited to final certificates of occupancy for each of the current tenancies at such Properties (other than where construction of tenant improvements for new tenancies is not yet completed or applications remain pending), except where the failure to so comply or obtain would not have a material adverse effect on the applicable Property. Such licenses, permits, certificates, entitlement, grants of right and other items and documents are in full force and effect. The Sellers have not taken any action that would (or failed to take any action, the omission of which would) result in the revocation or suspension of such licenses, permits, certificates, entitlements, grants of right and other items and documents, and none of the Sellers, the Voting Trust or SERS have received any notice of any violation from any federal, state or municipal entity or notice of an intention by any such governmental entity to revoke any certificate of occupancy or other certificate, license, permit, entitlement or grant of right issued by it in connection with the ownership, use and occupancy of any of the Sellers Properties that in each case has not been cured or otherwise resolved to the satisfaction of such governmental entity. To the best of Sellers' knowledge, (i) any and all charges (including condominium fees, to the extent applicable) and other assessments under declarations and like agreements to which any of the Properties are subject have been paid and no special assessments thereunder against any of the Properties are pending, and (ii) all consents and approvals required to be obtained under such declarations and like agreements with respect to the Properties have been obtained.

                          (g)     Environmental Matters. None of the Sellers
have (a) caused any Hazardous Materials to be improperly maintained or disposed of on, under or at the Properties or any part thereof in a manner which violates, or could give rise to liability under, applicable environmental laws, or (b) failed to remediate, alter, mitigate or abate any condition required to be remediated, altered, mitigated or abated under such environmental laws, to the extent Sellers has been notified of existence of a condition required to be remediated, altered, mitigated or abated. Except as set forth in the environmental site assessments provided by Sellers to BRT pursuant to their due diligence investigation (including, without limitation, those described in EXHIBIT "K-1" attached hereto or as described in EXHIBIT "K-2" attached hereto (the "Sellers' Disclosure Schedule"): (1) to the best of Sellers' knowledge, each Property is in compliance, and has heretofore complied, with all environmental laws in all material respects, (2) to the best of Sellers' knowledge, there has been no discharge of Hazardous Materials by any tenant of the Properties or by any other person in, to or under any of the Properties, in either case in quantities requiring response, remediation or removal, and (3) No Seller has received any written notice from any governmental unit or other person that it or any of the Properties or operations conducted thereon are not or have not been in compliance with the environmental laws.

                          (h)     Tenant Leases. The rent rolls attached hereto
as EXHIBIT "L" (the "Sellers' Rent Rolls") list each of the leases currently in effect with respect to the Properties as the same have been amended or modified (the "Leases"); there are no leases, licenses or other rights of occupancy affecting any of the Properties except for the Leases. Sellers have made available to BRT complete copies of all of the documents that constitute the Leases. The Leases are in full force and effect and, except as set forth on the applicable Sellers' Rent Roll, (A) to the best of Sellers' knowledge, no material uncured Event of Default (as defined in such Leases), has occurred and is continuing under any such Lease, no tenant has asserted a defense to, offset or claim against its rent or the performance of its obligations under its Lease and no tenant has asserted a default on the part of the landlord which would give it the right to terminate its Lease or set off against rent, (B) there are no rights of first refusal on, or options to purchase, any of the Properties or any right to a participation interest (whether of profits, sale or refinancing proceeds, or calculated based on fair market value) with respect to any such Property, in favor of any tenant, (C) there are no proposed modifications to any Lease that would reduce (i) the space leased to any tenant, (ii) the amount of any tenant's rent or (iii) the term of any lease, (D) no free rent or other rent concession is due any tenant under the Leases for periods after the Closing Date, (E) no landlord under a Lease is required to provide tenant improvements or refurbishments with respect thereto after the Closing Date (other than any tenant improvements that the landlord may be required to construct if an expansion option provided in a Lease is exercised), and (F) no tenant under a Lease has the option to terminate its lease prior to the stated expiration date. Except for (i) security deposits or (ii) the first full month's rent, whether or not the term of a Lease has commenced, no prepayments of rent more than thirty (30) days in advance have been made under the Leases. All decorating, repairs, alterations or other work required to be performed by the landlord under each of the Leases prior to the date hereof, or the cost of any such work performed by the tenant and to be reimbursed by the landlord prior to the date hereof, has been performed or reimbursed, as applicable. No rent or security deposits under the Leases have been assigned or encumbered, and there are no agreements or understandings, written or oral, with any of the tenants other than as set forth in the Leases or otherwise set forth on the Sellers' Rent Roll. All brokerage commissions and other compensation and fees payable by season of the Leases have been paid in full, except as set forth in the Sellers' Disclosure Schedule (and other than any commissions that may be due if a tenant takes expansion space or renews its lease).

                          (i)     Litigation. There are no claims, actions,
suits, proceedings or investigations pending or, to the best of Sellers' knowledge, threatened before any court, governmental unit or any mediator or arbitrator with respect to the Properties, except for litigation listed on EXHIBIT "M" hereto, which litigation and any projected liability resulting therefrom is covered by insurance.

                          (j)     Reassessments. Each of the Properties has
been fully assessed and is not subject to abatement. To the best of Sellers' knowledge, there are no proposed reassessments of any of the Properties by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings (other than county-wide reassessments and/or the usual increases in millage rates that may be under consideration by the taxing authorities in the jurisdictions where the Properties are located) that could reasonably be expected to give rise to an increase in real property taxes or assessments against any of the Properties.

                          (k)     Sellers' Employees. There are no employees of
any Seller.

                          (l)     Property Improvements. To the best of
Sellers' knowledge, except as disclosed in any engineering studies or reports obtained by or delivered to BRT in connection with this transaction prior to the date hereof (including, without limitation, those described on Exhibit "K-3" attached hereto), the improvements at the Properties are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other material damage which has not been repaired in all material respects. To the best of Sellers' knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements included in the Properties, or any other defects, soil conditions or deficiencies which, in the aggregate, would materially adversely affect the value of such Properties taken as a whole.

                          (m)     Condemnation or Governmental Proceedings. No
eminent domain, condemnation, incorporation, annexation or moratorium or similar proceeding has been commenced or, to the best of Sellers' knowledge, threatened by an authority having the power of eminent domain to condemn any part of the Properties. To the best of Sellers' knowledge, there are no pending or threatened governmental rules, regulations, plans, studies or efforts, or court orders or decisions, which do or could adversely affect the use or value of the Properties for their present use.

                          (n)     Insurance. EXHIBIT "N" attached hereto lists
the insurance policies relating to the Properties or any part thereof carried by Sellers. All such policies are in full force and effect, and will be continued or renewed with the existing coverages and policy limits until the Closing Date, and all premiums thereunder have been paid to the extent due, and will be paid until the Closing Date; and no notice of cancellation has been received with respect thereto and, to the best knowledge of Sellers, no cancellation is threatened.

                          (o)     FIRPTA. No Seller is a "foreign person"
within the meaning of Section 1445(f) of the Code or a "foreign partner" within the meaning of Section 1446 of the Code.

                          (p)     Brokers. No brokers or finders have been
employed or engaged by Sellers with respect to the transactions contemplated by this Agreement or any other document or agreement to be executed in connection with the transactions contemplated by this Agreement.

                          (q)     Taxes. Each of the Sellers (i) has filed or
has had filed on its behalf all Tax Returns (as defined below) on a timely basis which are required to be filed as of the date hereof, and such Tax Returns are correct and complete, (ii) has paid or has had paid on its behalf on a timely basis all Taxes (as defined below) shown to be due on such Tax Returns and (iii) with respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, has made due and sufficient current accruals for such Taxes in its books and records in accordance with generally accepted accounting principles. For purposes of this subsection, "Tax" shall mean any Federal, state or local tax of any kind whatsoever, including any interest or penalty, and "Tax Return" shall mean any return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes.

                          (r)     Business of Seller. None of the Sellers has
engaged in any business other than owning the properties that are being transferred hereunder.

                          (s)     Service Contracts. EXHIBIT "S" attached
hereto is a complete list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the Properties (the "Service Contracts"), and each of such Service Contracts is terminable at will without penalty or cancellation fee upon no more than thirty (30) days notice. Unless otherwise directed by BRT, none of the Service Contracts shall be terminated by Sellers as of Closing, except such of the Service Contracts as constitute management agreements for a Property or Properties, which shall be terminated by Sellers as of Closing. Except as set forth on EXHIBIT "S", no written notice of default or breach by Sellers in the terms of any of such Service Contracts have been received by Sellers. Sellers have performed, and at Closing shall have performed, all obligations which it or they have under said Service Contracts.

                          (t)     No Tax Assessments. There are no public
improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and, to Seller's knowledge, there are no general or special assessments currently affecting or pending against the Properties.

                          (u)     Utilities. All utilities required for the
operation of the Properties either enter each of the Properties through adjoining public streets, or, if they pass through adjoining private lands, do so in accordance with valid public easements or private easements which will inure to the benefit of BRT as assignee or nominee at no cost to the owner of the Properties.

                          (v)     Zoning Classification. The zoning
classification of: (i) the Greenwood Property is PCD Planned Commerce Park District; (ii) the BCBL Property is M-1 as to Middletown Township and PIP Planned Industrial Park District as to Falls Township; and (iii) the North Gulph Property is SM Suburban Metropolitan.

                 3.3 By The Voting Trust. The Voting Trust hereby represents and warrants that, except as disclosed in any exhibit to this
Agreement:

                          (a)     Organization: Authority. The Voting Trust is
duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Voting Trust is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties or assets and the nature of its business requires it to be so qualified. The Voting Trust has the requisite authority to enter into and perform this Agreement.

                          (b)     Due Authorization; Binding Agreement. The
execution, delivery and performance of this Agreement and all other documents and agreements to be executed by the Voting Trust in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of the Voting Trust. This Agreement and all other documents and agreements to be executed by the Voting Trust in connection with the transactions contemplated by this Agreement have been and will be duly executed and delivered by the Voting Trust and constitute the legal, valid and binding obligations of the Voting Trust enforceable against the Voting Trust in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditor's rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                          (c)     Consents and Approvals. No consent, waiver,
approval, license or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Voting Trust in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be executed by the Voting Trust in connection with the transactions contemplated by this Agreement that has not been heretofore obtained.

                          (d)     No Violation. None of the execution, delivery
or performance of this Agreement or any other document or agreement to be executed by the Voting Trust in connection with the transactions contemplated by this Agreement does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (a) the organizational documents of the Voting Trust or any other agreement to which the Voting Trust is a party or by which it is bound or
(b) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Voting Trust, or by which it or they or its or their assets or properties are bound or (ii) result in the creation of any lien or other encumbrance upon the assets or properties of the Voting Trust, other than in favor of BRT.

                          (e)     Status of SERS. No individual has an actuarial
interest of more than 9.8% in SERS.

                 3.4 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement shall survive Closing for a period of two years; provided that no party shall be liable for the breach of any representation or warranty hereunder unless the total amount recoverable from such breaching party with respect to all breaches of representations and warranties hereunder exceeds, an aggregate of $225,000. Any and all liability of Sellers and the Voting Trust hereunder after Closing shall be limited to and enforceable only against the Collateral (as defined in the Pledge Agreement), and by offset against the Deferred Purchase Price, and the Collateral shall be pledged to BRT to secure the payment of any such liability, pursuant to a Pledge Agreement in the form attached hereto as EXHIBIT "V".


                             SECTION 4. CONDITIONS

                 4.1 Conditions Precedent to BRT Obligations on the Closing Date. The obligations of BRT to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by BRT in writing:

                          (a)     Title Insurance. Title to the Properties shall
be good and marketable and insurable as such by Commonwealth Land Title Insurance Company free and clear of all liens, restrictions, easements, encroachments, exceptions and other encumbrances other than Permitted Exceptions at regular rates under an ALTA 1970 Form B (revised 10/17/70 and 10/17/84) title insurance policy, with such title endorsements as BRT shall reasonably specify. For purposes of this Agreement "Permitted Exceptions" means (i) for each of the Properties, the existing leases with respect thereto as listed on EXHIBIT "L" and the mortgages, liens, restrictions, easements, encroachments, exceptions and other encumbrances listed on EXHIBIT "O" hereto with respect to such Property, and (ii) for each Property, the lien of taxes not yet due and payable and applicable laws and ordinances.

                          (b)     No Material Adverse Change. There shall not
have occurred any material adverse change to the Properties, taken as a whole.

                          (c)     Tenant Estoppels. Estoppel Certificates with
respect to the Properties in form and substance satisfactory to BRT shall have been executed by the tenants of the Properties listed on EXHIBIT "P" hereto.

                          (d)     Securities Purchase Agreement. The
representations and warranties of the Voting Trust under the Securities Purchase Agreement shall be true and correct as of Closing.

                          (e)     No SEC Integration Challenge. The SEC shall
not have asserted that the issuance of Shares pursuant to (and as defined in) the Securities Purchase Agreement must be integrated with the sale of Common Shares (as defined in the Securities Purchase Agreement) pursuant to the Registration Statements, which assertion, if made, has not been resolved to the reasonable satisfaction of the Company after the Company has used its best efforts to accomplish such resolution.

                 4.2 Conditions Precedent To Sellers and the Voting Trust Obligations on the Closing Date. The obligations of Sellers and the Voting Trust to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, which may be waived by Sellers and the Voting Trust in writing:

                          (a)     No Material Adverse Change. There shall not
have occurred any material adverse change to BRT or the properties owned by BRT and its subsidiaries, taken as a whole.

                          (b)     Exemption From Ownership Requirements. BRT,
by action of its Board of Trustees, shall have confirmed the Voting Trust is exempt from the ownership requirements of BRT's Declaration of Trust pursuant to Section 6.6(k) thereof, in the form attached hereto as EXHIBIT "P".

                          (c)     Securities Purchase Agreement. The
representations and warranties of BRT under the Securities Purchase Agreement shall be true and correct as of Closing. The conditions set forth in Section
4.11 of the Securities Purchase Agreement shall have been satisfied as of Closing.

                          (d)     Amendment to Partnership Agreement. The
Partnership Agreement of BRT OP shall have been amended in accordance with the form of amendment attached as EXHIBIT "X".

                          (e)     Certain Shareholders Approve Conversion.
Safeguard Scientifics, Inc. and Richard M. Osborne, Sr., and all entities holding shares of BRT beneficially owned by Richard M. Osborne, Sr. shall have entered into an agreement with the Voting Trust in the form of EXHIBIT "U".

                          (f)     Blue Sky Compliance. BRT shall have complied
with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Property Shares at the Closing.

                          (g)     Registration Rights. The Registration Rights
Agreement in the form of EXHIBIT "W" attached hereto shall have been executed and delivered by all the parties thereto and shall be in full force and effect.


                          (h)     Opinions. Counsel for BRT shall have
delivered to the Voting Trust, as appropriate, written opinions, dated the Closing Date, in form and substance satisfactory to the Voting Trust and its counsel, as appropriate, substantially in the form attached hereto as EXHIBIT "Q".

                 4.3 Mutual Conditions Precedent of the Parties on the Closing Date. The obligations of BRT, Sellers and the Voting Trust to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by BRT, Sellers and the Voting Trust in writing:

                          (a)     Concurrent Closings and Deliveries. All of
the closing documents to be delivered at the Closing shall have been executed and be available for concurrent delivery.

                          (b)     Representations and Warranties True as of
Closing Date. The representations and warranties of each of the parties contained in this Agreement shall be true at and as of the Closing Date in all material respects, with the same effect as though such representations and warranties were made as of such date, provided that the representations and warranties of each of the parties shall be modified at Closing as provided in their respective Closing Certificates to reflect, as necessary, the operation of the Properties from the date hereof through the Closing Date in accordance with Section 5 hereof.

                          (c)     Closing Certificates. Each party to this
Agreement shall have executed and delivered a certificate dated as of the Closing Date (the "Closing Certificate"), and signed by the President or other authorized officer, as the case may be, certifying that its representations and warranties set forth in this Agreement (and, as to BRT and the Voting Trust in the Securities Purchase Agreement) remain true and correct in all material respects, as may be modified by information relating to events after the date hereof set forth in the Closing Certificate. The ability of the parties to modify their representations and warranties in a Closing Certificate to reflect events occurring after the date hereof shall not affect the other conditions set forth in this Section 4.

                          (d)     Confirmations. BRT shall have received
confirmation that the transactions contemplated hereby will not require approval of BRT's shareholders under the rules of the American Stock Exchange.

                          (e)     American Stock Exchange Listing. On or prior
to the Closing Date, the Common Shares into which the Property Shares are convertible and the Common Shares for which the Warrant is exercisable or exchangeable shall have been approved for listing on the American Stock Exchange.

                    SECTION 5. OPERATIONS PRIOR TO TRANSFER

                 5.1      Property Operations.

                          (a)     Except as otherwise expressly provided
herein, between the date hereof and the Closing Date, Sellers shall operate their respective Properties in the ordinary course in a manner consistent with past practice, maintaining the Properties in the same state of repair, order and condition as they are on the date hereof, reasonable wear and tear, damage by fire or other casualty excepted. Without limiting the foregoing, the applicable owner shall not defer any required maintenance or repair unless such maintenance or repair would otherwise be deferred in the ordinary course of business. Sellers shall maintain or have maintained, their books and records in accordance with past practice and use diligent efforts to maintain in full force and effect all authorizations and all insurance policies with respect to their respective Properties.

                          (b)     Without in each case obtaining the prior
written consent of BRT, which shall not be unreasonably withheld, no Seller shall enter into new Leases or modify, cancel, waive any material default under, accept any rental more than thirty (30) days in advance of its accrual date or accept early surrender of any of the Leases; provided that Sellers may enter into Leases for 5,000 square feet of space or less provided that such Leases are on terms and conditions consistent with the leasing pro forma provided by Sellers for the applicable Property.

                          (c)     Sellers shall notify BRT of any material
change in any of the information set forth in Section 3 hereof or any of the Exhibits attached hereto with respect to their respective Properties, promptly after such party has knowledge of such material change. Sellers shall promptly deliver to BRT copies of all default notices and other material written communications sent or received by them with respect to their respective Properties.

                 5.2      Casualty or Condemnation.

                          (a)     If prior to the Closing Date there shall be
any damage or destruction to a Property by fire or other casualty, Sellers shall give prompt notice thereof to BRT. Unless such damage or destruction results in a material adverse change to the Properties taken as a whole, such damage or destruction shall in no way void or impair this Agreement or reduce the number of Property Shares to be issued with respect to such Property. In such event, subject to BRT's right to participate in the adjustment of the loss with the applicable insurance companies involved and approve the manner of repair and restoration, Sellers shall settle with the insurance companies and apply the insurance proceeds to promptly and diligently repair and restore, or commence to repair and restore, the affected Property to its condition and character immediately prior to the damage or destruction. If such repair and restoration is not completed by the Closing Date, then on the Closing Date the owner of the affected Property shall pay over to BRT the amount of the insurance proceeds collected to the extent such proceeds have not yet been applied to the repair and restoration of the affected Property, (and if any such proceeds have not been collected, the owner of the affected Property shall assign to BRT all its right, title and interest in and to the same).

                          (b)     If prior to the Closing Date condemnation or
eminent domain proceedings are commenced against any Property, the Seller in question shall give prompt notice thereof to BRT. Unless the taking contemplated by such condemnation or eminent domain proceeding would result in a material adverse change to the Properties taken as a whole, no such condemnation or eminent domain proceeding shall void or impair this Agreement, or reduce the number of Property Shares to be issued with respect to such Property, provided that the owner of the affected Property shall be relieved from any obligation hereunder to convey title to the portion of any such Property so taken. BRT shall have the right to participate in the negotiation of the award to be made for such taking, and the owner of the affected Property shall not agree to any proposed award or execute a deed in lieu of foreclosure without BRT's prior written consent. Any condemnation award payable with respect to the taking of a Property shall be assigned to BRT.

         SECTION 6. CLOSING; CLOSING DELIVERIES; ADJUSTMENTS; EXPENSES

                 6.1 Closing. The closing for the transfer of all of the Properties (the "Closing"), shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, 12th Floor Packard Building, 15th & Chestnut Streets, Philadelphia, PA at 10:00 a.m., on November 14, 1996, or on such other date or at such other time or place as may be agreed upon in writing by the parties hereto (the "Closing Date").

                 6.2 Closing Documents. In addition to the opinions, certificates and other documents and instruments referred to in Section 4 of this Agreement, at the Closing, the parties shall also execute and deliver, or cause to be executed and delivered, the following documents:

                          (a)     Deeds and Assignments. Deeds and Assignment
Agreements in respect of each of the Properties in substantially the forms attached hereto as EXHIBITS "R-1" and "R-2".

                          (b)     Mechanics' Liens. Sellers will furnish such
affidavits, indemnities and collateral as Commonwealth Land Title Insurance Company may require to insure title to the Properties in BRT OP (or its subsidiaries) free and clear of the possibility of mechanic's liens.

                          (c)     Bill of Sale. A bill of sale prepared by
BRT's counsel in form acceptable to Sellers, assigning, conveying and transferring to Buyer, all of the Personal Property and the Names.

                          (d)     Original Leases. All Leases, tenant files,
tenant correspondence and repair records.

                          (e)     Original Licenses, Service Contracts. All
licenses with respect to the Properties, and such of the Service Contracts as BRT shall request.

                          (f)     Assignment of Leases. An assignment agreement
prepared by BRT's counsel in form acceptable to Sellers (the "Assignment"), duly exercised by Sellers and BRT, assigning, conveying and transferring to BRT the Leases, and BRT shall assume the obligations and liabilities of Seller arising after the Closing Date under them.

                          (g)     FIRPTA Certificates. All certificate(s)
required under Section 1445 of the Code.

                          (h)     Tenant Letter. Letters to each tenant advising
of the change in ownership and directing payment of rent to such party as the BRT shall designate, said letter to be in form acceptable to BRT.

                          (i)     Corporate Clearance. Such evidence,
indemnification and other undertaking as Commonwealth Land Title Insurance Company may require to insure title in BRT OP (or its subsidiary) free and clear of any liability for taxes owing by any Seller to the Commonwealth of Pennsylvania.

                          (j)     Title Insurance Certificates. Such reasonable
and customary affidavits of title or other certifications as shall be required by Commonwealth Land Title Insurance Company to insure BRT's title to the Properties as set forth in Section 4.1(a), and to provide affirmative endorsements for (a) no violation of existing covenants, conditions and restrictions, and future violation not to result in forfeiture of title, (b) removal of any exceptions for matters which an accurate survey would disclose,
(c) "Fairways" endorsements, and such other endorsements as BRT shall reasonably request.

                          (k)     Updated Rent Roll. An updated schedule of
Leases, containing all information required to be set forth in EXHIBIT "L which schedule is correct and complete as of the date of closing.

                          (l)     Organization Certifications. Confirmation of
the good standing and existence of each Seller and the due authority of those executing for them, including, without limitation, the following documents issued no earlier than 30 days prior to Closing: (a) good standing certificate in state or organization and in the State in which the Properties are located,
(b) articles of incorporation, certified by the secretary of state of the state of incorporation, (c) a certificate from the secretary of the corporation confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

                         (m)     Keys. All keys and combinations to all locks to
the Properties.

                          (n)     Tax Bills. Current tax bills and, if
available, tax bills for each of the years of Sellers' ownership of the Properties.

                          (o)     Tax Reduction Rights. An instrument assigning
to BRT any claims for the reduction of real or personal property taxes assessed against any portion of the Property for the fiscal year in which the Closing takes place; any refund for such year shall be prorated when received.

                          (p)     Contract Documents. All Contract Documents in
possession of Sellers.

                 6.3 Adjustments. The following terms shall be prorated on a per diem basis at Closing, as of the close of business of the day immediately preceding Closing except as otherwise set forth below:

                          (a)     Rent Under Leases. Delinquent rents under
Leases will not be prorated, but after Closing, BRT will pay promptly to the Seller in question (i) the first money collected from any tenant which as of Closing was delinquent only for the month in which Closing occurred, up to the amount of such delinquency and (ii) sums collected within ninety (90) days following Closing in excess of all sums owing after Closing, from any tenant which, as of Closing, was delinquent for more than the month in which Closing occurred, up to the amount of such delinquency. Except as herein expressly provided, BRT shall be under no obligation to collect rents in arrears for the benefit of Sellers. Except for the adjustment of escalation payments as provided below, Sellers shall have no claim to any rent collected more than ninety (90) days following the Closing Date.

                          (b)     All security deposits under Leases and all
interest required to be paid thereon pursuant to the terms of such Leases shall be paid over to BRT on the Closing Date; and

                          (c)     Sellers shall have paid prior to Closing all
taxes and assessments and water and sewer charges, including assessments payable in installments, which are to become due and payable and/or a lien against any Property, provided the first installment of such assessment has become due and payable as of Closing. Real estate taxes, assessments and municipal water and sewer charges for the current tax years will be prorated.

                          (d)     Sellers will use reasonable efforts to cause
all utility meters to be read as of the end of the day preceding Closing, or as close thereto (whether before or after) as practicable, and the parties will adjust utility charges on the basis of such readings and reasonable estimates to approximate the result that Sellers shall bear all utility charges through the day preceding Closing and BRT shall bear utility charges thereafter. Utility deposits, if any, will be assigned to BRT and reimbursed to Sellers.

                          (e)     If BRT shall elect to take assignment of any
insurance policy or contract, the premiums or sums payable (or receivable) thereunder will be prorated on a per diem basis such that Sellers will bear all expenses through the day preceding the Closing and BRT will bear all expenses thereafter.

                          (f)     Amounts paid or payable in respect of any
Service Contracts assigned and assumed by BRT in accordance herewith.

                          (g)     At least five (5) days prior to Closing,
Sellers shall deliver to BRT a reasonably detailed statement setting forth, as of the date of Closing (a) the sums collected from tenants under Leases on account of or in reimbursement of landlord's operating expenses and/or any other payments made by tenant to landlord on account of sums which are attributable to expenses paid or incurred by the landlord ("escalation payments") for the current fiscal year under each such Lease (whether a lease year or calendar or other year); and (b) the amounts paid or incurred by Sellers during the appropriate fiscal year as aforesaid which Sellers expects will be paid or reimbursed by escalation payments made by tenants.

                                  If Sellers shall have collected escalation
payments for period prior to Closing in excess of the amount to which Sellers are entitled, whether pursuant to estimates which were in excess of the amounts actually required to be paid, or otherwise, there shall be an adjustment and payment to BRT at Closing for such excess. If the charges were not billed or have not been collected as of the date of Closing, then, when the amount of such escalation payments is determined and collected by BRT from tenants, BRT will, upon collection, remit to Sellers the portion thereof to which Sellers is entitled to the date of Closing. BRT shall have the right, in good faith, to settle or adjust any amount of such escalation payments due from any tenant without Sellers' prior consent, provided that such settlement or adjustment applies ratably to all amounts of escalation payments due from such tenant. Escalation payments will ultimately be prorated between the parties on the basis of the proportions in which each party bore the expense in question.

                          (h)     The parties shall endeavor to jointly prepare
a schedule of prorations for the Properties no less than five (5) days prior to closing. As to any matter to be prorated hereunder which cannot be determined with certainty as of Closing, the parties will estimate such matter as of Closing and will thereafter adjust such estimated proration promptly after such matter can be determined with certainty. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined.

                 6.4 Expenses. Transfer taxes payable with respect to the conveyance of the Properties shall be divided equally between the Sellers and BRT; provided, however, that if Closing shall occur under the Securities Purchase Agreement, and if in connection with such Closing thereunder Common Shares are issued, then at such Closing BRT will pay to the Voting Trust the sum of Two Hundred Ten Thousand Dollars ($210,000) in partial reimbursement of the realty transfer taxes paid by Sellers at Closing hereunder. BRT shall pay the cost of title insurance and recording costs of the deeds. BRT will pay its own due diligence expenses. Other closing expenses will be allocated to the party who would customarily pay such expense under local practice. Each party will pay the fees and expenses of its own counsel, except that if Closing occurs, BRT will reimburse the Voting Trust at Closing for the reasonable costs incurred by Sellers and Voting Trust for the fees and expenses of counsel in connection with the transactions described hereby. Otherwise each party shall be responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of such party's accountants, attorneys and other advisors; provided, however, that if Closing occurs, BRT will reimburse the Voting Trust the sum of $242,500 paid or payable by SERS to consultants.

                 6.5 Indemnification for Seller's Tax Obligations. Sellers shall indemnify, defend and save and hold harmless BRT from any loss, cost, liability or expense (including, without limitation, reasonable counsel fees and court costs) incurred, paid or suffered by BRT arising out of or by reason of any claim made by the Pennsylvania Department of Revenue or by any other state taxing or employment authorities asserting or indicating any claims or possible claims for unpaid taxes, penalties, interest or court costs related thereto of Sellers, the Voting Trust, SERS or any related party, due the Commonwealth of Pennsylvania or its political subdivisions. The provisions of this Section 6.5 shall specifically survive Closing hereunder.

                              SECTION 7. COVENANTS

                 7.1 BRT Covenants. BRT hereby makes the following covenant to Sellers and the Voting Trust: during the Due Diligence Period, BRT will diligently endeavor to obtain the confirmation from the American Stock Exchange described in subsection 4.3(e) hereof.

                 7.2 Mutual Covenant - Best Efforts To Close. Each party to this Agreement hereby covenants to use its best efforts (i) to cause to be fulfilled any condition to Closing which is under the control or influence of such party and (ii) to consummate Closing hereunder so long as the conditions to such party's obligation are fulfilled.

                 7.3 Morgan Stanley Transactions. RAI specifically acknowledges and agrees that the Voting Trust and RAI as voting trustee of the Voting Trust are aware of and have no right to consent to or otherwise approve the investment transactions with the Morgan Stanley Funds referred to in the Registration Statements.

                       SECTION 8. MATTERS TO BE COMPLETED

                 8.1. Matters to be Completed. Prior to Closing, BRT will review the documents and materials described on EXHIBIT "Z" hereto and will promptly notify Sellers' if any information contained in any such documents materially adversely affects the value of the Properties (other than any impairment of future development potential). Sellers may, but need not, remedy the matter in question or compensate BRT therefor, and if Sellers shall not so remedy or so compensate BRT in a manner reasonably satisfactory to BRT, then BRT may terminate this Agreement by notice to Sellers and thereupon the Deposit shall be returned to BRT.

                 SECTION 9. SELLERS' OR VOTING TRUST'S DEFAULT

                 9.1 Sellers' or Voting Trust's Default. If Sellers or the Voting Trust shall fail to consummate Closing in accordance with this Agreement or shall fail to observe or perform any of their covenants or obligations under this Agreement to be observed or performed at or prior to Closing, BRT as its sole and exclusive remedies may (i) seek specific performance of this Agreement, or (ii) enforce any other remedy available at law or in equity, provided, however, that unless such failure to consummate Closing constitutes a breach of Sellers' or the Voting Trust's covenant under subsection 7.2 hereof, the remedies of BRT under this clause (ii) will be limited to the return of the Deposit to BRT and payment to BRT of the additional sum of $100,000 as liquidated damages for such default.

                         SECTION 10. GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, sent by reputable next business day delivery service or by telegram or by registered or certified mail, postage prepaid, as follows:

                          If to BRT, to:

                          Brandywine Realty Trust
                          16 Campus Boulevard
                          Suite 150
                          Newtown Square, PA 19073
                          Attn:   Gerard H. Sweeney,
                          President and Chief Executive Officer

                          With a required copy to:

                          Pepper, Hamilton & Scheetz
                          3000 Two Logan Square
                          18th & Arch Streets
                          Philadelphia, PA 19103-2799
                          Attn:   Michael H. Friedman, Esq.

                          If to the Sellers or Voting Trust, to:

                          RAI Real Estate Advisers, Inc.
                          259 Radnor-Chester Road
                          Suite 200
                          Radnor, PA 19087
                          Attn:   Richard K. Layman

                          With a required copy to:

                          Wolf, Block, Schorr, and Solis-Cohen
                          12th Floor Packard Building
                          S.E. Corner 15th and Chestnut Streets
                          Philadelphia, PA 19102
                          Attn: Jason M. Shargel, Esq.

                 10.2 Confidentiality. The parties to this Agreement acknowledge that certain of the information that may be made available to them in connection with their due diligence investigation or otherwise is proprietary and includes confidential information. The parties shall hold all such information in confidence and shall not disclose it to any person before the Closing without the approval of the other parties, as applicable; provided, however, that the foregoing restriction shall not apply to (i) any information that is or becomes publicly known or that is lawfully obtained from a third party, (ii) to any disclosure required by law or in connection with the enforcement of any party's rights under this Agreement or (iii) any information required, in the reasonable judgment of BRT's counsel, to be included in the Registration Statement on Form S-11, as amended or in any Preliminary or Final Prospectus pertaining thereto. Prior to the Closing, none of the parties (or any of their respective affiliates) shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior agreement of each other party hereto, except as required by law, provided that each other party shall use its best efforts to consult with the other in advance of any disclosure required by law.

                 10.3 Entire Agreement. This Agreement, together with the Exhibits and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to its subject matter and supersede all prior and contemporaneous agreements and understandings with respect to the subject matter thereof.

                 10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                 10.5 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws. Nothing contained herein or in any other document contemplated hereunder shall prevent or delay any party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any party of any of their respective obligations hereunder.

                 10.6 Section Headings, Captions and Defined Terms. The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the use of masculine pronouns include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

                 10.7 Amendments. Modifications and Waiver. The parties may amend or modify this Agreement in any respect. No such amendment or modification shall be effective unless in writing and signed by the party against which such amendment or modification is to be enforced. The waiver by any party of any provision of this Agreement shall not constitute or operate as a waiver of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

                 10.8 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

                 10.9 Liability of Trustees, etc. No recourse shall be had for any obligation of BRT hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of BRT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party hereto.

                 10.10 Non-Recourse. No recourse shall be had for any obligation of the Sellers or the Voting Trust hereunder, or for any claim based thereon or in respect thereof, against RAI, SERS, or any past, present or future trustee, stockholder, officer or employee of either or against any other person or entity, except for the payment by Sellers or the Voting Trust of any amounts due under clause (ii) of Section 9.1 hereof or as provided in the following sentence, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by each other party hereto. After Closing, recourse for any obligation or liability of the Sellers or the Voting Trust hereunder shall be enforceable only against the collateral (as defined in the Pledge Agreement), and by offset against the Deferred Purchase Price.

                 10.11 Exhibits Incorporated. All exhibits attached hereto are hereby incorporated into and made a part of this Agreement.

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, all as of the date first written above.

                                        BRANDYWINE REALTY TRUST


                                        By: /s/ Gerard H. Sweeney
                                           ------------------------------

                                        Title: President/CEO
                                              ---------------------------


                                        GREENWOOD SQUARE CORPORATION


                                        By: /s/ Kathleen M. Hands
                                           ------------------------------

                                        Title: Vice President
                                              ---------------------------


                                        BCBC HOLDING COMPANY


                                        By: /s/ Kathleen M. Hands
                                           ------------------------------

                                        Title: Vice President
                                              ---------------------------


                                        500 NORTH GULPH ROAD HOLDINGS, INC.


                                        By: /s/ Kathleen M. Hands
                                           ------------------------------

                                        Title: Vice President
                                              ---------------------------

                                        RAI REAL ESTATE ADVISERS, INC.

                                        By: /s/ Richard K. Layman
                                           ------------------------------

                                        Title: President
                                              ---------------------------

                                  EXHIBIT LIST

Exhibit A:       Legal Description - Greenwood Property

Exhibit B:       Legal Description - BCBC Property

Exhibit C:       Legal Description - North Gulph Property

Exhibit D-1:     Articles Supplementary (Property Shares)

Exhibit D-2:     Standstill Agreement

Exhibit E:       Form of Capital Escrow Agreement

Exhibit F:       Form of Warrant

Exhibit G:       BRT Disclosure Schedule

Exhibit H:       BRT Rent Rolls

Exhibit I:       Insurance Policies Relating to BRT Properties

Exhibit J:       BRT Properties

Exhibit K-1:     List of Environmental Site Assessments of the Properties

Exhibit K-2:     Sellers' Disclosure Schedule

Exhibit K-3:     List of Engineering Studies and Reports of the Properties

Exhibit L:       Sellers' Rent Rolls

Exhibit M:       Sellers' Litigation

Exhibit N:       Insurance Policies Relating to Properties

Exhibit O:       Permitted Exceptions on Properties

Exhibit P:       Required Tenant Estoppels

Exhibit Q:       Form of Opinion

Exhibit R-1:     Form of Deed

Exhibit R-2:     Form of Assignment and Assumption Agreement

Exhibit S:       Sellers' Service Contracts

Exhibit T:       Deposit Escrow Agreement

Exhibit U:       Form of Agreement of Safeguard Scientifics, Inc. and Richard M. Osborne

Exhibit V:       Form of Pledge Agreement

Exhibit W:       Form of Registration Rights Agreement

Exhibit X:       Form of Amendment to Partnership Agreement of BRT OP

Exhibit Y:       Form of Confirmation of Voting Trust Exemption from Ownership Requirements

Exhibit Z:       Remaining Due Diligence Items